AMENDMENT NO. 3

TO ADMINISTRATION AND SERVICING AGREEMENT

This AMENDMENT NO. 3 is made as of the 26th Day of July 2017, to the Administration and Servicing Agreement dated as of August 1, 2001, between USAA MUTUAL FUNDS TRUST (the Trust), a statutory trust organized under the laws State of Delaware and having a place of business in San Antonio, Texas, and USAA INVESTMENT MANAGEMENT COMPANY, as transferred to USAA ASSET MANAGEMENT COMPANY (AMCO), a corporation organized under the laws of the State of Delaware and having a place of business in San Antonio, Texas, pursuant to the Transfer and Assumption Agreement dated December 31, 2011.

AMCO and the Trust agree to modify and amend the Administration and Servicing Agreement described above (Agreement) as follows:

1.EXHIBIT A. In order to remove references to the California Money Market Fund, New York Money Market Fund, and Virginia Money Market Fund, which have been closed and liquidated, Exhibit A to the Agreement, setting forth the fees payable to AMCO with respect to each of the Trust's series, is hereby replaced in its entirety by Exhibit A attached hereto.

3.RATIFICATION. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, AMCO and the Trust have caused this Amendment No. 3 to be executed as of the date first set forth above.

USAA MUTUAL FUNDS TRUST	USAA ASSET MANAGEMENT COMPANY
By: _/S/ DANIEL S. MCNAMARA	By: /S/ BROOKS ENGLEHARDT
Daniel S. McNamara	Brooks Englehardt
President	President
Attest: _/S/ DANIEL MAVICO__	Attest: _/S/ DANIEL MAVICO__
Daniel Mavico	Daniel Mavico
Assistant Secretary	Assistant Secretary

EXHIBIT A - LISTING OF FUNDS AND FEES

Aggressive Growth Fund	0.15%
Aggressive Growth Fund – Institutional Shares	0.10%
Capital Growth Fund	0.15%
Capital Growth Fund – Institutional Shares	0.10%
California Bond Fund	0.15%
Cornerstone Conservative Fund	0.00%
Cornerstone Moderately Conservative Fund	0.15%
Cornerstone Moderate Fund	0.15%
Cornerstone Moderately Aggressive Fund	0.15%
Cornerstone Aggressive Fund	0.15%
Cornerstone Equity Fund	0.00%
Emerging Markets Fund	0.15%
Emerging Markets Fund – Institutional Shares	0.10%
Extended Market Index Fund	0.25%*
First Start Growth Fund	0.15%
Flexible Income Fund	0.15%
Flexible Income Fund – Institutional Shares	0.10%
Global Equity Income Fund	0.15%
Global Equity Income Fund – Institutional Shares	0.10%
Global Managed Volatility Fund	0.15%
Global Managed Volatility Fund – Institutional Shares	0.05%
Government Securities Fund	0.15%
Government Securities Fund – Institutional Shares	0.10%
Growth & Income Fund	0.15%
Growth & Income Fund – Institutional Shares	0.10%
Growth and Tax Strategy Fund	0.15%
Growth Fund	0.15%
Growth Fund – Institutional Shares	0.10%
High Income Fund	0.15%
High Income Fund – Institutional Shares	0.10%
Income Stock Fund	0.15%
Income Stock Fund – Institutional Shares	0.10%
Income Fund	0.15%
Income Fund – Institutional Shares	0.10%
Intermediate-Term Bond Fund	0.15%
Intermediate-Term Bond Fund – Institutional Shares	0.10%
International Fund	0.15%
International Fund – Institutional Shares	0.10%
Managed Allocation Fund	0.05%
Money Market Fund	0.10%
Nasdaq-100 Index Fund	0.15%
New York Bond Fund	0.15%
Precious Metals and Minerals Fund	0.15%

Precious Metals and Minerals Fund – Institutional Shares	0.10%
Real Return Fund	0.15%
Real Return Fund – Institutional Shares	0.10%
S&P 500 Index Fund	0.06%
Science & Technology Fund	0.15%
Short-Term Bond Fund	0.15%
Short-Term Bond Fund – Institutional Shares	0.10%
Small Cap Stock Fund	0.15%
Small Cap Stock Fund – Institutional Shares	0.10%
Target Managed Allocation Fund	0.05%
Target Retirement Income Fund	0.00%
Target Retirement 2020 Fund	0.00%
Target Retirement 2030 Fund	0.00%
Target Retirement 2040 Fund	0.00%
Target Retirement 2050 Fund	0.00%
Target Retirement 2060 Fund	0.00%
Tax Exempt Intermediate-Term Fund	0.15%
Tax Exempt Long-Term Fund	0.15%
Tax Exempt Money Market Fund	0.10%
Tax Exempt Short-Term Fund	0.15%
Treasury Money Market Trust	0.10%
Total Return Strategy Fund	0.15%
Total Return Strategy Fund – Institutional Shares	0.10%
Ultra Short-Term Bond Fund	0.15%
Ultra Short-Term Bond Fund – Institutional Shares	0.10%
Value Fund	0.15%
Value Fund – Institutional Shares	0.10%
Virginia Bond Fund	0.15%
World Growth Fund	0.15%
World Growth Fund – Institutional Shares	0.10%

*The fee is computed daily and paid monthly, at an annual rate equal to 0.25%, and up to 0.10% of this fee shall be paid to BlackRock Advisers for subadministrative services.

(a)The Trust shall pay AMCO a fee for each Fund, payable monthly in arrears, computed as a percentage of the average net assets of the Fund for such month at the rate set forth in this Exhibit.

(b)The "average net assets" of the Fund for any month shall be equal to the quotient produced by dividing (i) the sum of the net assets of such Fund, determined in accordance with procedures established from time to time by or under the direction of the Board of Trustees of the Trust, for each calendar day of such month, by (ii) the number of such days.